UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): October 22, 2004

                          VALLEY FORGE SCIENTIFIC CORP.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)

                                  PENNSYLVANIA
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)

            001-10382                                  23-2131580
     ------------------------            ------------------------------------
     (Commission File Number)            (IRS Employer Identification Number)

             136 Green Tree Road, Suite 100 Oaks, Pennsylvania 19456
             -------------------------------------------------------
                    (Address of principal executive offices)

                                 (610) 666-7500
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

    Valley Forge Scientific Corp. ("Valley Forge") entered into the definitive agreements described below.

    Distribution Agreement with Stryker Corporation

    On October 25, 2004, Valley Forge entered into a supply and distribution agreement with Stryker Corporation ("Stryker") for the distribution and sale of a percutaneous pain control generator. The supply and distribution agreement is the culmination of over two years of collaborative effort with Stryker.

    The agreement is for a term of five years, commencing after first acceptance of the generator by Stryker, and grants Stryker exclusive worldwide marketing rights for distribution and sale of the generator for use in percutaneous treatment of pain. In the first agreement year, Stryker is required to make minimum purchases of both sales demonstration units and commercial sales units in excess of $900,000. In the second and third agreement years, Stryker is required to make minimum purchases of commercial sales units of approximately $500,000 per year. Minimum purchase requirements for agreement years four and five are to be determined by the parties based on market conditions and other factors. The agreement also provides Stryker certain rights for other new product concepts developed by Valley Forge in both pain control and expanded market areas.

    Option Agreement for "Malis" Trademark

    On October 22, 2004, Valley Forge entered into an agreement with Dr. Leonard Malis, Professor and Chairman Emeritus of Mount Sinai School of Medicine Department of Neurosurgery and one of the company's directors, under which Valley Forge is granted an option to acquire the "Malis" trademark from Dr. Malis at any time over the next five years. The "Malis" trademark is a name widely recognized and respected in the neurosurgery field. Dr. Malis has in the past licensed, and currently is licensing, the "Malis" trademark to Codman & Shurtleff, Inc. ("Codman") in connection with products sold by Codman to end users, which includes products that Valley Forge sells to Codman. Valley Forge paid Dr. Malis the sum of $35,000 for the option and is required to pay an annual fee of $20,000 to $60,000 to continue the option from year to year. In the event that Valley Forge decides to exercise the option, Dr. Malis will be paid $4,157,504 over six and a quarter years in quarterly installments of $159,904. Valley Forge will not have rights to the trademark until the option is exercised.

Item 8.01.    Other Events

    On October 26, 2004, Valley Forge issued a press release announcing the entry into material definitive agreements as described in Item 1.01 of this Current Report, the appointment of a Vice Chairman and other matters. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

    The information in this Item 8.01 of this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Item 8.01 of this Current Report shall not be incorporated by reference into any registration statement or other document filed with the Securities Exchange Commission.

                                   SIGNATURES
                                   ----------

        Pursuant to the requirement of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: October 26, 2004

                                         VALLEY FORGE SCIENTIFIC CORP


                                    By:  /s/ Jerry L. Malis
                                         -----------------------------
                                         Jerry L. Malis, President and
                                         Chief Executive Officer

                                  Exhibit Index

              Exhibit No.           Description
              -----------           -----------

                     99.1 Valley Forge Scientific Corp. Press Release Dated October 26, 2004